================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.

--------------------------------------------------------------------------------
     (Exact name of Registrant as specified in its Certificate of Limited
                                 Partnership)

            Delaware                                     13-4018063
     -----------------------                  ---------------------------------
     (State of organization)                  (IRS Employer Identification No.)
c/o Demeter Management Corporation
Two World Trade Center, 62nd Floor, New York, New York 10048
--------------------------------------------------------------------------------
(Address of principal executive offices)         (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                        Name of each exchange of which
       to be so registered                        each class is to be registered
---------------------------------                 ------------------------------

              None                                        Not Applicable
---------------------------------                 ------------------------------

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]
[Added in Release No. 34-34922 (P. 85,450), effective December 7, 1994, 59 F.R. 55342; amended in Release No. 34-38850 (P. 85,953), July 18, 1997, effective
September 2, 1997, 62 F.R. 39755.]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]
[Added in Release No. 34-34922 (P. 85,450), effective December 7, 1994, 59 F.R. 55342; amended in Release No. 34-38850 (P. 85,953), July 18, 1997, effective
September 2, 1997, 62 F.R. 39755.]

      Securities Act registration statement file number to which this form relates: 333-60097

Securities to be registered pursuant to Section 12(g) of the Act:

                      Units of Limited Partnership Interest
--------------------------------------------------------------------------------
                                (Title of class)

================================================================================

ITEM 1.     Description of Registrant's Securities to be Registered.

            Reference is hereby made to:

            (a) Registrant's Registration Statement on Form S-1 (including all exhibits thereto) registering 3,000,000 Units of Limited Partnership Interest (the "Registration Statement"), which was filed with the Securities and Exchange Commission (the "Commission") on July 29, 1998 (SEC File No. 333-60097).

            (b) Pre-Effective Amendment No. 1 to the Registration Statement (including all exhibits thereto), which was filed with the Commission on September 21, 1998.

            (c) Pre-Effective Amendment No. 2 to the Registration Statement (including all exhibits thereto), which was filed with the Commission on October 23, 1998.

            Items (a) - (c) are hereby incorporated herein by reference.

            In addition, pursuant to paragraph (d) of Item 202 of Regulation S-K, specific reference is hereby made to the following:

            1. For a discussion of the rights comparable to "dividend rights" (paragraph (a)(1)(i) of Item 202), see "The Limited Partnership Agreement - Nature of the Partnership" and "The Limited Partnership Agreement - Management of Partnership Affairs" beginning on page 80 of the Registrant's Prospectus dated November 6, 1998 (the "Prospectus"); and Section 7(h) of the Limited Partnership Agreement of the Registrant which is Exhibit A to the Prospectus (the "Limited Partnership Agreement").

            2.     For  a  discussion  of  "redemption   provisions"  (paragraph
                   (a)(1)(iv) of Item 202), see "Redemptions" beginning on page 72 of the Prospectus; and Section 10(b) of the Limited Partnership Agreement.

            3.     For a discussion of "voting rights" (paragraphs (a)(1)(v) and
                   (a)(2) of Item 202), see "The Limited Partnership Agreement - Management of Partnership Affairs" and "The Limited Partnership Agreement - Amendments; Meetings" beginning on pages 81 and 82, respectively, of the Prospectus; and Section 15 of the Limited Partnership Agreement.

            4. For a discussion of the rights comparable to "liquidation rights" (paragraph (a)(1)(vii) of Item 202), see "The Limited Partnership Agreement - Nature of the Partnership" beginning on page 80 of the Prospectus; and Sections 4(a) and 4(b) of the Limited Partnership Agreement.

            5. For a discussion of the matters comparable to "liabilities to further calls or to assessment" (paragraph (a)(1)(ix) of Item
                   202), see "The Limited Partnership Agreement - Nature of the Partnership" beginning on page 80 of the Prospectus; and
                   Section 7(f) of the Limited Partnership Agreement.

            6.     For  a  discussion  of  the  "restrictions  on  alienability"
                   (paragraph   (a)(1)(x)   of  Item  202),   see  "The  Limited
                   Partnership   Agreement  -   Restrictions   on  Transfers  or
                   Assignments"  beginning  on  page 81 of the  Prospectus;  and
                   Section 10(a) of the Limited Partnership Agreement.

            7. For a discussion of restrictions on "change in control of the Registrant" (paragraph (a)(5) of Item 202), see Sections 10(a) and 15(c) of the Limited Partnership Agreement.


            Paragraphs  (a)(1)(ii),  (iii), (vi), (viii), (xi), (a)(3),  (a)(4),
(b), (c), (e) and (f) of Item 202 are not applicable.


ITEM 2.     Exhibits.

            Reference is hereby made to:

            (a) The Registrant's Prospectus filed with the Commission pursuant to Rule 424(b)(3) on November 12, 1998. Included as Exhibit A to the Prospectus is the Limited Partnership Agreement.

            Item (a) is hereby incorporated herein by reference.

            The Units of Limited Partnership Interest of the Registrant are not evidenced in certificate form but are evidenced on the Registrant's books as maintained by Demeter Management Corporation, the general partner of the Registrant; see Section 6 of the Limited Partnership Agreement; and "Acceptance of the Limited Partnership Agreements" in the form of Subscription and Exchange Agreement and Power of Attorney on page B-5 of the Prospectus.

                                    SIGNATURE


            Pursuant  to  the  requirements  of  Section  12 of  the  Securities
Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        MORGAN STANLEY DEAN WITTER CHARTER
                                        WELTON L.P.



                                        By: DEMETER MANAGEMENT CORPORATION
                                            General Partner



                                        By: /s/ Robert E. Murray
                                            ------------------------
                                                Robert E. Murray
                                                President



Dated:  March 19, 1998